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                              ACCOUNTANTS' CONSENT




The Board of Directors
Genesis Health Ventures, Inc.:




We consent to the use of our report on the consolidated financial statements of The Multicare Companies, Inc. and Subsidiaries as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996 included in The Multicare Companies, Inc. and Subsidiaries Form 10-K incorporated in this prospectus by reference in Genesis' Form 8-K dated
October 9, 1997, as amended and to the reference to our firm under the heading "Experts" in the prospectus.





                                        /s/ KPMG Peat Marwick LLP
                                      ----------------------------------------
                                        KPMG Peat Marwick LLP


Short Hills, NJ
January 21, 1998